                                                                    EXHIBIT 10.2

                            NOTE PURCHASE AGREEMENT

     This Note Purchase Agreement (the "Agreement") is made as of January 1, 1998, by and between Blue Rhino Corporation, a Delaware corporation (the "Corporation"), and the purhcasers of the notes as set forth on Exhibit A hereto (collectively referred to therein as the "Purchasers").

     The Corporation and the Purchasers hereby agree as follows:

                                   SECTION 1

                 Authorization, Purchase and Sale of the Note
                 --------------------------------------------

     1.1  Authorization of the Note.  The Corporation has authorized the
          -------------------------
issuance and sale of four (4) 10.5% Subordinated Notes, due December 31, 2000, in the aggregate original principal amount of $3,250,000 to the Purchasers, the form of which Note is attached hereto as Exhibit B (the "Notes").

     1.2  Sale and Purchase of the Notes.  At the Closing, and subject to the
          ------------------------------
terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Purchasers will each purchase one Note at a purchase price equal to the principal amount of each of the Notes.

     1.3  Issuance of Warrant.  At the Closing, and subject to the terms and
          -------------------
conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Corporation shall issue each of the Purchasers a warrant to purchase up to one share of Common Stock of the Corporation for each $3.00 of the initial principal balance of the Note purchased by such Purchaser as additional consideration for the issuance of the Note. A form of the Warrant is attached hereto as Exhibit C (the "Warrant").

                                   SECTION 2

                         Closing, Payment and Delivery
                         -----------------------------

     2.1  Closing Date and Place of Closing.  The closing shall be held on
          ---------------------------------
January 2, 1998 or such other date as the Corporation and the Purchasers may agree to (the "Closing Date") and shall be conducted by mail or standard courier service (the "Closing").

     2.2  Payment and Delivery.  At the Closing, the Purchasers will pay to the
          --------------------
Corporation by check or wire funds transfer the entire purchase price of the Notes and the Corporation will deliver to each of the Purchasers their respective Note and the Warrant, registered in such name or names as the Purchasers may reasonably designate.

     2.3  Covenant of Best Efforts and Good Faith.  The Corporation and the
          ---------------------------------------
Purchasers agree to use their respective best efforts and to act in good faith to cause to occur all conditions to Closing which are in their respective control.

                                   SECTION 3

              Representations and Warranties of the Corporation.
              -------------------------------------------------

    The Corporation hereby represents and warrants to the Purchasers that:

     3.1  Corporate Power, Qualification and Standing.  The Corporation is
          -------------------------------------------
validly existing and in good standing under the laws of the jurisdiction of incorporation and is qualified to transact business in each jurisdiction in which its ownership of property or conduct of activities requires such qualification. The Corporation has all requisite corporate power and authority to enter into this Agreement, to sell the Note, to issue the Warrant and to carry out and perform its other obligations under this Agreement.

     3.2  Financial Statements.  The Corporation has heretofore delivered to
          --------------------
Purchasers the audited financial statements of the Corporation for the fiscal years ended July 31, 1996 and July 31, 1997 and the unaudited financial statements of the Corporation for the interim period ended October 31, 1997 (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such Financial Statements or the notes thereto) and fairly present the financial position of the Corporation and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended. Except as disclosed by the Corporation in the Financial Statements or otherwise, since the end of the most recent of said fiscal years there has been no material adverse change in the business, financial condition, or results of operations of the Corporation and its subsidiaries taken together, and there is no existing condition, event or series of events which can reasonably be expected to adversely affect the business, financial condition or results of operations of the Corporation and its subsidiaries taken together, or its ability to perform its obligations under this Agreement.

     3.3  Authorization; No Conflict.  Execution and delivery of this Agreement,
          --------------------------
issuance and sale of the Note and issuance of the Warrant have been duly authorized by all necessary corporate action of the Corporation. Performance by the Corporation of its obligations under this Agreement will not conflict with or violate (i) the articles of incorporation or bylaws of the Corporation, (ii) any indenture, loan agreement, lease, mortgage or other agreement binding on the Corporation, (iii) any order of a court or administrative agency binding on the Corporation, or (iv) any applicable law or governmental regulation; and such performance does not and will not require the permission or approval of any governmental agency, and will not result in the imposition or creation of any lien or charge against any assets of the Corporation.

     3.4  Properties.  The Corporation (i) has good title to the properties and
          ----------
assets reflected in the Financial Statements as owned by them, (ii) have valid leasehold interests in the properties leased by them, and (iii) own or have the right to use under valid license agreements all trademarks, trade names, copyrights, patents and other intellectual property rights regularly utilized by them; subject in each case to no liens, security interests or adverse claims except as disclosed in the Financial Statements and liens on substantially all of the Corporation's assets granted in favor of NationsBank, N.A.

     3.5  Litigation.  There are no material legal actions, arbitrations, or
          ----------
administrative proceedings pending against the Corporation or its subsidiaries, except for the matters disclosed in the Financial Statements.

     3.6  Other Matters.  The Corporation is not now and will not be after
          -------------
giving effect to the receipt of the proceeds from the sale of the Note an "Investment Company" within the meaning of the Investment Company Act of 1940, nor will it be controlled by or acting on behalf of any person which is such an investment company. The Corporation does not own any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System and is not selling the Note "for the purpose of purchasing or carrying any margin stock" within the meaning of said Regulation G.

                                   SECTION 4

               Representations and Warranties of the Purchasers
               ------------------------------------------------

     Each of the Purchasers represent and warrant to the Corporation on their own behalf that:

     4.1  Power and Authority.  Each of the Purchasers has all requisite power
          -------------------
and authority to enter into this Agreement and carry out its obligations hereunder and has taken all actions necessary to authorize it to enter into this Agreement and carry out such obligations.

     4.2  Investment.  Each of the Purchasers is acquiring the Note and Warrant
          ----------
solely for his own account (and not for the account of others) for investment and is not being purchased with a view to or for the resale, distribution, subdivision; or fractionalization thereof; he has no present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto. Each of the Purchasers has been afforded the opportunity to discuss the transactions contemplated hereby with the Corporation and its officers and has had the opportunity to obtain such information pertaining to the Corporation as has been reasonably requested. Each of the Purchasers understands that neither the Note, the Warrant or the Common Stock issuable upon the exercise of the Warrant has been registered under the Securities Act of 1933 or qualified under any State blue sky law by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of its investment intent as expressed herein. Each Purchaser understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Note and Warrant or the Common Stock issuable upon the exercise of the Warrant.

     4.3  Representations.  He understands that he is purchasing the Interests
          ----------------
without being furnished any offering literature or prospectus. In making his decision to purchase the Interests herein subscribed for, the undersigned has relied solely upon independent investigations made by him, and he has received no representation or warranty from the Company of any of its affiliates, employees or agents except as set forth in this Agreement.

     4.4  Accredited Investor. Each of the Purchasers (i) has an individual
          --------------------
net worth, or joint net worth with his spouse, in excess of US$1,000,000 or (ii) had an individual income in excess of US$200,000 in each of the two most recent years or joint income with his spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. Furthermore, each of the Purchasers (i) can bear the economic risk of losing his entire investment herein and (ii) has such knowledge and experience in financial matters that he is capable of evaluating the relative risks and merits of this investment

     4.5  Financial Condition.  Each of the Purchasers' financial condition is
          -------------------
such that they have no need for liquidity with respect to their investment in the Note or the Warrant to satisfy any existing or contemplated undertaking or indebtedness and they are not seeking a current cash return with respect to their investment in the Note or the Warrant and they have no need for a current return on their investment in the Company.

     4.6  Speculative Investment.  Each of the Purchasers acknowledges and is
          ----------------------
aware of the following:

        (i) That the Note, the Warrant and the Common Stock issuable upon the exercise of the Warrant are speculative investments which involve a high degree of risk of loss including the loss of the Purchaser's entire investment;

        (ii) That there are substantial restrictions on the transferability of the Note, the Warrant and the Common Stock issuable upon the exercise of the Warrant; the Note, the Warrant and the Common Stock issuable upon the exercise of the Warrant will not be, and, except as set forth in the Registration Rights Agreement, investors in the Company have no rights to require that the Note, the Warrant or the Common Stock issuable upon the exercise of the Warrant be, registered under the 1933 Act of the Company, there will be no public market for the Note or Warrant or the Common Stock issuable upon the exercise of the Warrant; and, accordingly, he may have to hold the Interests indefinitely and it may not be possible for him to liquidate his investment in the Company.

        (iii) That there is no guarantee that he will realize any gain from his investment in the Company.

     4.7  Not an Investment Company Each Purchaser understands that the Company
          -------------------------
is not registered as an investment company under the Investment Company Act of 1940, as amended, or under any similar law enacted by any other jurisdiction, and that as a result, the Company is not subject to provisions contained in such laws designed to protect investors in pooled investment entities.

     4.8  Residency. The address set forth at the foot of this Agreement for
          ---------
each Purchaser is his true and correct residence and he has no present intention of becoming a resident of any other state or jurisdiction.

                                  SECTION 5

                  Conditions to Obligations of the Purchasers
                  -------------------------------------------

     The obligation of the Purchasers to purchase the Note is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Corporation shall be true and correct in all material respects on the Closing Date.

          (b)  Performance.  All covenants, agreements and conditions contained
               -----------
in this Agreement to be performed or complied with by the Corporation on or prior to the Closing Date shall have been performed or complied with in all material respects.

          (c)  Proceedings and Documents. All corporate and other proceedings in
               -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Purchasers and their counsel.

                                   SECTION 6

                 Conditions to Obligations of the Corporation
                 --------------------------------------------

     The Corporation's obligation to sell the Note is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          (a)  Representations. The representations made by the Purchasers shall
               ---------------
be true and correct in all material respects on the Closing Date.

                                   SECTION 7

                   Affirmative Covenants of the Corporation
                   ----------------------------------------

     The Corporation hereby covenants that during such time as the Purchasers (or one of his affiliates) owns the Note that it will, and will cause it subsidiaries to (i) maintain its corporate existence, rights, powers and privileges in good standing, (ii) pay promptly when due all taxes, assessments and governmental charges properly imposed on it, except where the same are contested in good faith, (iii) maintain its properties in workable condition and repair, (iv) comply in all material respects with all laws and governmental regulations and restrictions applicable to its business or properties, (v) maintain with financially sound insurers such insurance coverage against liability, fire and other risks as is reasonably prudent and customary for companies similarly situated, (vi) keep records and books of account and maintain a system of internal accounting controls in accordance with generally accepted accounting principles and (vii) retain independent public accountants of recognized national standing as auditors of the Corporation's annual financial statements.

                                   SECTION 8

                                 Legend on Note
                                 --------------

     The Note (and any certificates representing capital stock of the Company issued upon exercise of the Warrant) shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITY UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED IS DELIVERED TO THE CORPORATION.

     Upon request of a holder of a Note the Corporation shall remove the foregoing legend or issue to such holder a new certificate therefor free of any such legend, if the Corporation shall have received either an opinion of counsel or a "no-action" letter of the SEC, in either case reasonably satisfactory in substance to the Corporation and its counsel, to the effect that such legend is no longer required.

                                   SECTION 9

                                 Miscellaneous
                                 -------------

     9.1  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, insofar as it relates to the internal affairs of the Corporation, which is a Delaware corporation whose principal business office is located in North Carolina. In other respects this Agreement shall be governed by and construed in accordance with the laws of North Carolina.

     9.2  Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     9.3  Entire Agreement; Amendment.  This Agreement (including any Exhibits
          ---------------------------
hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Purchasers.

     9.4  Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to the Purchasers, as indicated below the Purchasers's signature, or at such other address as the Purchasers shall have furnished to the Corporation in writing, or (b) if to any other holder of the Note, at the address of such holder as shown on the records of the Corporation, or (c) if to the Corporation, at its address set forth below its signature or at such other address as the Corporation shall have furnished to the Purchasers and each such other holder in writing. All such notices or communications shall be deemed given when actually delivered by hand, messenger, facsimile or mailgram or, if mailed, three days after deposit in the U.S. mail.

     9.5  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any party to this Agreement (including any holder of the Note or the Warrant), upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     9.6  Severability.  In case any provision of the Agreement shall be
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.7  Titles and Pronouns.  The titles of the Sections and subsections of
          -------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, singular and plural as the identity of that person or entity referred to requires.

     9.8  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

                         Blue Rhino Corporation


                         By      /s/ Billy D. Primm
                           -------------------------------------
                           Its__________________________________

                         Address:   104 Cambridge Plaza Drive
                                    Winston-Salem, NC 27104

                         Purchasers:


                                 /s/ Craig Duchossois
                         ---------------------------------------
                         Craig Duchossois


                         Address:   845 Larch Ave.
                                    Elmhurst, IL 60126


                                 /s/ Andrew Filipowski
                         ---------------------------------------
                         Andrew Filipowski


                         Address:   Platinum Technology, Inc.
                                    1815 South Meyers Road
                                    Oakbrook Terrace, IL 60181


                                 /s/ James Liautaud
                         ---------------------------------------
                         James Liautaud

                         Address:   1500 Executive Drive
                                    Elgin, IL 60123



                                 /s/ Lennard Carlson
                         ---------------------------------------
                         Lennard Carlson


                         Address:   1340 N. Dearborn
                                    Apt. 15C
                                    Chicago, IL 60610

                                   EXHIBIT A

                                  PURCHASERS

Craig Duchossois         $1,450,000.00
Andrew Filipowski        $1,450,000.00
James Liautaud           $  300,000.00
Lennard Carlson          $   50,000.00

                                   EXHIBIT B


                            BLUE RHINO CORPORATION
                            ----------------------
                            10.5% SUBORDINATED NOTE
                             DUE DECEMBER 31, 2000


$___________________                                            ________________
Principal Amount                                                      Issue Date


     Blue Rhino Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of ___________________________ (together with his successors and permitted assigns, "Lender") lawful money of the United States the principal amount of _____________________________________
Dollars ($_____________) with interest thereon as hereinafter provided on the earlier of (the Maturity Date):

     (a)  December 31, 2000;
     (b) The date of closing of a registered initial public offering of the Company's Common Stock, the proceeds to the Company of which (after underwriters discounts and over allotments offering expenses) are in excess of Thirty Million and No/100's Dollars ($30,000,000)(an "IPO");
     (c)  the recapitalization, or reorganization of the Company,
     (d)  the occurrence of an event of default under the terms of this Note.

This Note is one in a series of four (4) Notes (the "Notes") issued pursuant to the terms of that certain Note Purchase Agreement (the "Note Purchase Agreement") dated of even date herewith aggregating in the amount of $3,250,000 which Notes rank pari passu with one another.

     The Principal Amount due hereunder shall due in twenty-four equal installment payments. Payment of said principal installments shall commence on January 1, 1999, and shall be due and payable on the first day of each calendar quarter thereafter, until the Maturity Date, at which time the entire remaining balance of unpaid principal shall be due and payable.

     The principal amount of this Note shall bear interest from the Issue Date of this Note until the Maturity Date at the rate of 10.5% per annum (the "Rate"), accrued and compounded monthly until paid. Interest accrued after the first anniversary of the Issue Date shall be paid in monthly installments beginning January 1, 1999, on the first of each month thereafter until the Maturity Date, at which time any and all accrued, unpaid interest shall be due and payable. All payments on account of the indebtedness evidenced by this Note shall be first applied to interest on the principal amount and the remainder to the principal amount.

     In each case such interest shall be computed on the basis of actual days elapsed on the basis of a 365/366 day year on so much of the principal amount as is from time to time outstanding.

     All cash payments made hereunder may be made by check or bank wire transfer with said check mailed to the address or such bank wire transfer made to an account designated by the holder of this Note on the records of the Company or such other address or account as the record holder hereof shall previously have notified the Company in writing.

     After an IPO by the Company, the Company may at its election repay the outstanding principal and interest balance on this Note by issuing or transferring to the Lender, shares of the Common Stock of the Company with a fair market value equal to the balance of principal and interest due on this Note. In the event the Common Stock issued or transferred is not registered under the Securities and Exchange Act of 1933, as amended and, if necessary, the Exchange Act of 1934, as amended, the fair market value of such shares shall be deemed equal to 90% of the the closing price for a share of Common Stock as listed on any national securities exchange or quoted on the NASDAQ National Market, the NASDAQ Small Capitalization Market or the over-the-counter market.

     This Note may be prepaid in whole or in part by the Company without premium or penalty. Provided, however, the Company and the holder of this Note acknowledge that any prepayment of this Note may only occur if all outstanding amounts due from the Company to (i) NationsBank, N.A. under that certain Loan Agreement dated as of December __, 1997 between the Company and the Bank (the "Loan Agreement") and (ii) to the holders of the Company's 10.5% Senior Discount Notes, as set forth on Exhibit A attached hereto (the "Senior Discount Notes"), are also prepaid in whole.

     This Note shall be subordinated in right of payment of principal and interest to all outstanding indebtedness of the Company as shall exist from time to time (including, but not limited to, any secured or unsecured indebtedness of the Company, accounts payable, trade payables, leasehold payments, and indebtedness under bank facilities and lines of credit) which does not expressly subordinate itself hereto or rank itself on a parity herewith by written reference to this Note, including but not limited to the obligations of the Company under (i) the Loan Agreement and (ii) Senior Discount Notes.

     The occurrence of any of the following events shall be deemed an event of default ("Event of Default") under the terms of this Note (a) the failure by the Company to pay amounts due under this Note when due (b) the violation of any representation, warranty, covenenant or agreement of the Company under the Note Purchase Agreement, (b) the occurrence of an event of default by the Company under the Loan Agreement, the Senior Discount Notes or any other agreements executed by the Company in connection therewith (c) the declaration of bankruptcy, assignment for the benefit of creditors or the seeking of protection under any Federal or State bankruptcy or insolvency law. Upon the occurrence of an Event of Default, the Lender may declare the entire amount of principal and interest due under this
Note immediately due and payable, subject to the subordination of such Note to the rights of the lenders under the Loan Agreement and Senior Discount Notes, and may take such other actions and seek such other remedies as may be available at law or in equity.

     The Lender shall receive, as additional consideration for the issue of this Note, a warrant (a "Warrant") to purchase Four Hundred Eighty Three Thousand Three Hundred Thirty Three (483,333) shares of Common Stock of the Company.

     This Note and all obligations and rights hereunder shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the record holder hereof and his successors and assigns. The registered holder hereof shall be treated as the owner of this Note for all purposes.

     If any term or provision of this Note or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law. If any payments required to be made under this Note shall be in excess of the amounts allowed by law, the amounts of such payments shall be reduced to the maximum amounts permitted by law.

     In the event any payment required hereunder is not paid when due, such overdue payment shall bear interest from the date such payment was due until paid at the Rate, plus four (4) percentage points.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

     This Note may not be modified or terminated except by a written agreement executed by the Company and the holder of this Note.

     A director, officer, employee, or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, the registered holder hereof waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                  BLUE RHINO CORPORATION


                                                  By____________________________
                                                       Its President


ATTEST

By____________________________
      Its Secretary

                                ASSIGNMENT FORM

To assign this Note, fill in form below:

     I or we assign and transfer this Note to _________________ (insert assignee's social security number or tax I.D. number)

                        ______________________________

                        ______________________________

                        ______________________________

                        ______________________________

            (Print or type ASSIGNEE'S name, address, and zip code)

and irrevocably appoint ____________________________________
agent to transfer this Note on the books of THE Corporation. The agent may substitute another to act for him.


Date _________________________     _________________________________
                                   (Sign exactly as your name appears on the first page of this Note)

                                   EXHIBIT A

                      BLUE RHINO 10.5% SENIOR NOTEHOLDERS

--------------------------------------------------------------------------------
NOTEHOLDER                                             NOTE AMOUNT
--------------------------------------------------------------------------------
Mike Arrington                                         $  632,206.67
--------------------------------------------------------------------------------
Dean Buntrock                                          $1,264,413.34
--------------------------------------------------------------------------------
Conant Family Partnership                              $  631,761.65
--------------------------------------------------------------------------------
Cornelius & Lothian, L.P.                              $  316,103.33
--------------------------------------------------------------------------------
Peter Desnoes                                          $  636,206.67
--------------------------------------------------------------------------------
Doerge-Blue Rhino, L.P.                                $1,264,413.34
--------------------------------------------------------------------------------
Donald Flynn                                           $  421,471.96
--------------------------------------------------------------------------------
Kevin F. Flynn June 1992 Non-Exempt Trust              $  421,470.69
--------------------------------------------------------------------------------
Brian J. Flynn June 1992 Non-Exempt Trust              $  421,470.69
--------------------------------------------------------------------------------
Richard Forsythe                                       $  632,206.67
--------------------------------------------------------------------------------
William Hulligan                                       $1,264,413.34
--------------------------------------------------------------------------------
Douglas Gray                                           $  316,103.33
--------------------------------------------------------------------------------
Joseph Cusimano                                        $  316,103.33
--------------------------------------------------------------------------------
David Meltzer                                          $  316,103.33
--------------------------------------------------------------------------------
Peer Pedersen                                          $1,264,413.34
--------------------------------------------------------------------------------
Charles Reeder                                         $  632,206.67
--------------------------------------------------------------------------------
J. Christopher Reyes                                   $  632,206.67
--------------------------------------------------------------------------------
M. Jude Reyes                                          $  632,206.67
--------------------------------------------------------------------------------
Ryan Holding Corporation                               $1,264,413.34
--------------------------------------------------------------------------------
Howard Warren                                          $1,264,413.34
--------------------------------------------------------------------------------
Arthur Watson                                          $  316,103.33
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Craig Duchossois Revocable Trust                       $  948,310.00
--------------------------------------------------------------------------------
Kimberly Family Discretionary Trust                    $  316,103.33
--------------------------------------------------------------------------------
Richard L. Duchossois Revocable Trust                  $  632,206.67
--------------------------------------------------------------------------------
Richard Brenner                                        $  126,441.33
--------------------------------------------------------------------------------
Andrew J. Filipowski                                   $  252,882.67
--------------------------------------------------------------------------------
Billy D. Prim                                          $   31,610.33
--------------------------------------------------------------------------------

                                   EXHIBIT B

                                FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR UNLESS THE HOLDER OF THIS WARRANT DELIVERS TO BLUE RHINO CORPORATION AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BLUE RHINO CORPORATION STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE ALSO BENEFITED BY AND SUBJECT TO A SERIES A SECURITIES PURCHASE AGREEMENT, A REGISTRATION RIGHTS AGREEMENT EACH DATED AS OF DECEMBER 1, 1994, AND EACH BY AND AMONG BLUE RHINO CORPORATION, A DELAWARE CORPORATION, PLATINUM VENTURE PARTNERS I, L.P., A DELAWARE LIMITED PARTNERSHIP, AND CERTAIN OTHER INVESTORS, AND A SHAREHOLDERS' AGREEMENT DATED THE SAME DATE, BY AND AMONG BLUE RHINO CORPORATION, A DELAWARE CORPORATION, THE INVESTORS AND THE MANAGEMENT STOCKHOLDERS, COPIES OF WHICH ARE ON FILE WITH THE CORPORATION.

                                                         Dated: December 1, 1994

                                    WARRANT

To Purchase _______ Shares of Common Stock (Subject to adjustment herein)

                           ____________________________

                           Expiring December 1, 2004

     THIS IS TO CERTIFY THAT, for value received, _________________________ or registered assigns is entitled to purchase from Blue Rhino Corporation, a Delaware corporation (the "CORPORATION"), at any time and from time to time prior to 5:00 p.m., Chicago, Illinois time, on December 1, 1994, at the principal office of the Corporation which is currently 104 Cambridge Park, Winston-Salem, North Carolina 27104 (or such other address as the Corporation shall specify by notice to all Warrantholders), at the Exercise Price, the number of shares of Common Stock, $0.001 par value (the "COMMON STOCK"), of the Corporation shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     This Warrant is one of the one or more warrants (the "WARRANTS"), of the same form and having substantially the same terms as this Warrant, which have been or will be issued pursuant to the Securities Purchase Agreement.

     Certain terms used in this Warrant are defined in Article VI.

                                   ARTICLE I

                             EXERCISE OF WARRANTS

     1.1  Method of Exercise and Payment.
          ------------------------------

          (a)  Method of Exercise. To exercise this Warrant in whole or in part,
               ------------------
the Holder shall deliver to the Corporation, at the principal office of the Corporation, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased or converted into, as the case may be, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment to the Corporation of the amount equal to the product of the then applicable Exercise Price multiplied by the number of shares of Common Stock then being purchased pursuant to one of the payment methods permitted under Section 1.l(b) below.

          (b)  Method of Payment.  Payment shall be made either (1) by cash,
               -----------------
money order, certified or bank cashier's check, (2) by wire transfer, (3) by converting the Warrant, or any portion thereof, into Common Stock pursuant to
Section 1.1 (c) below ("WARRANT CONVERSION") or (4) any combination of the foregoing at the option of the Holder.

          (c)  Payment by Warrant Conversion.  Subject to any limitations set
               -----------------------------
forth in this Warrant, the Holder may exercise the purchase right represented by this Warrant with respect to a particular number of shares of Common Stock subject to this Warrant ("CONVERTED WARRANT STOCK") and elect to pay for the Converted Warrant Stock through Warrant Conversion as defined in Section 1.1(b), by specifying such election in the Subscription Notice. In such event, the Corporation shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Stock immediately prior to the exercise of the Warrant from
(B) the aggregate Fair Market Value of the Converted Warrant Stock issuable upon exercise of this Warrant (or the specified portion hereof) on the Exercise Date, by (y) the Fair Market Value of one share of Common Stock on the Exercise Date. For purposes of this Section 1, "FAIR MARKET VALUE" of a share of Common Stock as of a particular date shall mean:

          (i) If the Corporation's registration under the Securities Act, covering its initial underwritten public offering of stock had been declared effective by the Commission, then the fair market value of a share of Common Stock as of the last Business Day immediately prior to the Exercise Date.

          (ii) If such a registration statement has not been declared effective, or if it has been declared effective but the offering is not consummated in accordance with the terms of the underwriting agreement between the Corporation and its underwriters relating to such registration statement, then as determined in good faith by the Board upon review of the relevant factors; provided, however, that if the Exercise Date falls within one day prior to the effective date of such registration statement, the fair market value of a share of Common Stock will be deemed to be the public offering price per share provided for in such registration statement.

          (d)  Mechanics.  The Corporation shall as promptly as practicable and
               ---------
     in any event within three days after delivery of a Subscription Notice as described above, execute and deliver or cause to be executed and delivered, in accordance with such Subscription Notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such Subscription Notice or, if such Subscription Notice shall not specify denominations, in denominations of 100 shares each, and shall be issued in the name of the Holder or such other name or names as shall be designated in such Subscription Notice. Such certificate or certificates shall be deemed, to have been issued (and this Warrant or the portion thereof specified in the Subscription Notice shall be deemed to have been exercised) and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned Subscription Notice is received by the Corporation, or delivery thereof is refused (the "EXERCISE DATE"). If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase or convert the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Corporation for payment.

     1.2  Shares to Be Fully Paid and Nonassessable.  All shares of Common Stock
          -----------------------------------------
issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the Common Stock is then listed on any national securities exchanges (as defined in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

     1.3  No Fractional Shares to Be Issued.  The Corporation shall, not be
          ---------------------------------
required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Corporation may pay to the Holder, in cash, an amount equal to such share of fraction of the fair market value (as determined in good faith by the Board) per share of outstanding Common Stock of the Corporation in the Business Day immediately prior to the date of such exercise.

     1.4  Share Legends.  Each certificate for shares of Common Stock issued
          -------------
upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

          "This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered pursuant to such Act or unless the holder hereof delivers to Blue Rhino Corporation an opinion of counsel reasonably acceptable to Blue Rhino Corporation stating that an exemption from such registration is available."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act. Each certificate for shares of Common Stock issued upon exercise of this Warrant shall also bear any legends required under the Shareholders' Agreement, to the extent required thereby. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the restrictions contained in such Shareholders' Agreement no longer apply because of the occurrence of one or more of certain events described therein.

     1.5  Reservation; Authorization.  The Corporation has reserved and will
          --------------------------
keep available for issuance upon exercise of the Warrants the total number of shares of Common Stock deliverable upon exercise of all Warrants from time to time outstanding. The issuance of the shares of Common Stock upon exercise of the Warrants has been duly and validly authorized and, when issued and sold in accordance with the Warrants, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable. The Corporation will take all such actions as are necessary in order to insure the foregoing.

     1.6  Result of Exercise. On the Exercise Date the rights of the holder of
          ------------------
such Warrant as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such exercise will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     1.7  Not Close Books Until Exercise.  The Corporation will not close its
          ------------------------------
books against the transfer of this Warrant or shares of Common Stock issued or issuable upon exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                                  ARTICLE II

                TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

     2.1  Ownership of Warrant.  The Corporation may deem and treat the Person
          --------------------
in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until this Warrant is presented for registration of transfer as provided in this Article II.

     2.2  Transfer of Warrant.  The Corporation agrees to maintain books for the
          -------------------
registration of transfers of the Warrants, and any transfer, in whole or in part, of this Warrant and all rights hereunder shall be registered on such books, upon surrender of this Warrant at the principal office of the Corporation together with a written assignment of this Warrant duly executed by the Holder or his, her or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Corporation shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued. This Warrant may not be transferred in whole or in part, and the Corporation shall not be required to register any transfers unless the Corporation has received an opinion of counsel selected by the transferor (who may be an employee of such party) and reasonably satisfactory to the Corporation that such transfer is exempt from the registration requirements of the Securities Act.

     If the Warrantholder delivers to the Corporation an opinion of counsel selected by such holder (who may be an employee of such holder) and reasonably acceptable to the Corporation, that no subsequent transfer of the Warrant will require registration under the Securities Act, the Corporation will promptly deliver to such holder or his, her or its designee, new Warrants in exchange for the Warrant delivered by such holder, which will not bear the Securities Act legend set forth at the beginning of the first page of the Warrant, and thereafter no further opinions of counsel shall be required in connection with the subsequent transfer of such Warrant.

     2.3  Division or Combination of Warrants.  This Warrant may be divided or
          -----------------------------------
combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Corporation, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.2 as to any transfer which may be involved in the division or combination, the Corporation shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     2.4  Loss, Theft, Destruction of Warrant Certificates.  Upon receipt of
          ------------------------------------------------
evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation (an Original Warrantholder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Corporation will (at its expense) make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     2.5  Expenses of Delivery of Warrants.  The Corporation shall pay all
          --------------------------------
expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Warrant Stock hereunder. If, pursuant to Section 2.2, the opinion of counsel provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Warrant Stock and that the proposed exercise or transfer in the absence of registration would require the Corporation to take any action including executing and filing forms or other documents with the Commission or any state securities agency, or delivering to the Warrantholder any form or document in order to establish the right of the Warrantholder to effectuate the proposed exercise or transfer, the Corporation agrees promptly, at its expense, to take any such action; and provided, further, that the Corporation will reimburse the Warrantholder in full for any expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers' commissions) incurred by the Warrantholder or owner of Warrant Stock on his, her or its behalf in connection with such exercise or transfer of the Warrant or transfer of Warrant Stock.

                                  ARTICLE III

                                CERTAIN RIGHTS

     3.1  Rights Under Securities Purchase Agreement, Registration Agreement and
          ----------------------------------------------------------------------
Shareholders' Agreement.  This Warrant and the Warrant Stock are entitled to the
-----------------------
benefits of and are subject to the Securities Purchase Agreement, Registration Agreement and the Shareholders' Agreement to the extent provided therein. The Corporation shall keep a copy of the Securities Purchase Agreement, Registration Agreement, the Shareholders' Agreement, and any amendments, restatements, modifications and supplements thereto, at the principal office of the Corporation and shall furnish copies thereof to any Holder or any transferee upon request.

                                  ARTICLE IV

                            ANTIDILUTION PROVISIONS

     4.1  Adjustments Generally.  The Exercise Price and the number of shares of
          ---------------------
Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

     4.2  Exercise of Warrant.  At any time and from time to time, any holder of
          -------------------
this Warrant may exercise all or any portion of this Warrant into the number of shares of Common Stock computed by (i) multiplying the number of shares of Common Stock sought to be purchased pursuant to this Warrant by $0.0347037 and
(ii) dividing the resulting product by the Exercise Price then in effect.

     4.3  Exercise Price.
          --------------

          (a)  Exercise Price Based on Conversion Price.  The "EXERCISE PRICE"
               ----------------------------------------
shall be one-tenth of the Conversion Price then in effect pursuant to the Certificate of Incorporation of the Corporation. In order to prevent dilution of the exercise rights granted to the holder of this Warrant, the Conversion Price and consequently the Exercise Price will be subject to adjustment from time to time pursuant to this Section 4.3 and Sections 4.5 and 4.6 below. For purposes of this Section 4.3, the Corporation shall be deemed to have issued or sold Common Stock as set forth in Section 4.4 below.

          (b)  Adjustment for Dilutive Events.  If and whenever on or after the
               ------------------------------
original date of issuance of this Warrant the Corporation issues or sells, or in accordance with Section 4.4 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Conversion Price (the "DILUTED SHARE PRICE") in effect immediately prior to the time of such issue or sale (a "DILUTIVE EVENT"), then forthwith upon the occurrence of any such Dilutive Event the Conversion Price will be reduced so that the Conversion Price in effect immediately following the Dilutive Event will equal the Diluted Share Price. Notwithstanding the foregoing, the issuance by the Corporation of up to 2,000,000 shares of Common Stock, or securities convertible into or options to acquire up to 2,000,000 shares of Common Stock, issued pursuant to stock option plans or grants to officers or employees approved by the Board or the issuance of Common Stock upon conversion of the Series A Preferred Shares issued pursuant to the Securities Purchase Agreement shall not constitute a Dilutive Event. As used in this Section 4.3(b) and in Section 4.4 below, the term "COMMON STOCK" shall include Common Stock Equivalents. Notwithstanding anything contained herein to the contrary, the Exercise Price of this Warrant held by a particular holder shall not be adjusted pursuant to this Article 4 in connection with a particular Dilutive Event, or any subsequent Dilutive Event, if such holder of this Warrant fails to purchase, after being offered by the Corporation the opportunity to purchase, a percentage of the securities, rights or options, or any combination thereof, the sale of which constitute the Dilutive Event, which is equal to or greater than 75 % of the percentage ownership of the Corporation's Common Stock on a fully diluted basis held by such holder immediately prior to such Dilutive Event. A Warrant which is no longer subject to adjustment as a result of the preceding sentence shall remain subject to such limitation regardless of any subsequent transfers, and at each time that any Warrant so loses its rights to such adjustment, all Warrants which have lost their right to such adjustment as of such time shall be automatically classified into (and the outstanding Warrant representing such Warrant will automatically be deemed to represent) new sub-series A-1, A-2, A-3, etc. , consecutively, beginning with A-1. The holders of Warrants of each such sub-series shall promptly deliver such Warrants to the Corporation upon the Corporation's request, for exchange or notation to reflect such sub-series. If any such Warrants are not delivered to the Corporation, the Corporation shall make appropriate notations on its stock records, which may include stop transfer instructions, and may place in escrow, pending receipt of such Warrants, all dividend payments or other distributions owing with respect to the Warrants represented by such Warrants.

     4.4  Issuance and Sale of Common Stock.  For purposes of determining the
          ---------------------------------
adjusted Exercise Price pursuant to Sections 4.3 above the following events shall be deemed to be an issuance and sale of Common Stock by the Corporation:

          (a)  Issuance of Rights or Options.  If (i) the Corporation in any
               -----------------------------
manner grants any rights or options to subscribe for or to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (such rights or options referred to herein as "OPTIONS" and such convertible or exchangeable stock or securities referred to herein as "CONVERTIBLE SECURITIES") and (ii) the Price Per Share of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this
Section 4.4(a), the "PRICE PER SHARE" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b)  Issuance of Convertible Securities. If (i) the Corporation in any
               ----------------------------------
manner issues or sells any Convertible Securities and (ii) the Price Per Share of shares of Common Stock issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale then the shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this Section 4.4(b), the "PRICE PER SHARE" will be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to the Conversion Price had been or are to be made pursuant to Section 4.4(a) above, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

          (c)  Change in Option Price or Conversion Price.  If at any time there
               ------------------------------------------
is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of Warrants.

          (d)  Calculation of Consideration Received.  If any shares of Common
               -------------------------------------
Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation or the non-cash portion of the Price Per Share, as the case may be, will be the fair value of such consideration received or to be received, respectively, by the Corporation; except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Corporation will be the Market Price thereof as of the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Warrants. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Warrants.

          (e)  Integrated Transactions.  In case any Option is issued in
               -----------------------
connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

          (f)  Record Date.  If the Corporation takes a record of the holders of
               -----------
Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     4.5  Subdivision or Combination of Common Stock.  If the Corporation at any
          ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

     4.6  Organic Change.  Prior to the consummation of any Organic Change, the
          --------------
Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Warrants then outstanding) to insure that each of the holders of Warrants with respect to all or any of the Warrants held thereby will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had exercised his, her or its Warrants immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Warrants then outstanding) to insure that the provisions of this
Section 4.6 will thereafter be applicable to the Warrants (including, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Corporation will not effect any such Organic Change, unless prior to the consummation thereof, the successor Corporation resulting from such Organic Change assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     All other terms of the Warrants shall remain in full force and effect following such an Organic Change. The provisions of this Section 4.6 shall similarly apply to successive Organic Changes.

     4.7  Notices.
          -------

          (a) Immediately upon any adjustment of the Exercise Price, the Corporation shall give written notice thereof to all holders of Warrants specifying the Exercise Price in effect thereafter with respect to the particular holder.

          (b) The Corporation shall give written notice to all holders of Warrants at least 20 days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any Organic Change, Change in Control, Change of Ownership, Fundamental Change or other reorganization, dissolution or liquidation. The Corporation shall also give written notice to the holders of Warrants at least 20 days prior to the date on which any Organic Change, Change in Control, Change of Ownership, Fundamental Change or other reorganization, dissolution or liquidation shall occur.


     4.8  Certain Other Events.  The Company will not, by amendment of its
          --------------------
certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issues or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution or other impairment. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

     4.9  Proceedings Prior to Any Action Requiring Adjustment As a condition
          ----------------------------------------------------
precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Corporation shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof, and if all such approvals and actions are not taken, the Corporation shall take any action which would cause the Corporation to be able to issue to the holders of Warrants the full number of shares issuable upon exercise hereof in accordance with the terms hereof.

                                   ARTICLE V

             LIQUIDATION, DISSOLUTION, DISTRIBUTIONS OR DIVIDENDS

     5.1  Liquidation or Dissolution.  In case the Corporation at any time while
          --------------------------
this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs other than in connection with an Organic Change, the Holder shall have the right to exercise this Warrant for a period of sixty (60) days after the later of (i) such event having occurred and (ii) receipt by the Holder of a notice from the Company indicating the kind and amount of securities or assets issuable or distributable to holders of shares of Common Stock with respect to such event, and upon exercise of this Warrant during such period, the Holder shall have the right to receive in lieu of each share of the Warrant Stock, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such dissolution, liquidation, or winding up with respect to each of the shares of the Common Stock.

     5.2  Dividends and Distributions With Respect to Common Stock.  If legal
          --------------------------------------------------------
under the applicable General Corporation Law of the State of Delaware at any time the Corporation pays any dividends or makes any other distributions with respect to the Common Stock, the Corporation shall pay at such time to each holder of a Warrant the dividends or other distributions which such holder would have been entitled to receive had such holder exercised all of his, her or its rights to acquire or receive Common Stock under such Warrant(s) on the date as of which the holders of Common Stock of record entitled to such dividends or other distributions were determined.

                                  ARTICLE VI

                                  DEFINITIONS

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement. The following terms, as used in this Warrant, have the following respective meanings:

     "BOARD" means the Corporation's Board of Directors.

     "BUSINESS DAY" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

     "CHANGE IN OWNERSHIP" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the holders of Common Stock and Series A Securities as of the date of the Securities Purchase Agreement) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

     "CHANGE OF CONTROL" means any transaction, circumstance or event that shall cause or result in Billy Prim and Andrew Filipowski either (a) owning, directly or indirectly, beneficial or record ownership of shares of the Corporation's capital stock or securities having less than 20% of the issued and outstanding shares of the Corporation entitled to vote on matters submitted to the Corporation's shareholders, or (b) resigning or being removed or otherwise not serving as a member of the Board.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK EQUIVALENT" means, collectively, any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation or similar equity like participation rights or phantom stock interests but specifically excludes the Warrants.

     "FUNDAMENTAL CHANGE" means (a) a sale or transfer of all or substantially all of the assets of the Corporation, or of the Corporation and its Subsidiaries on a consolidated basis, in any transaction or series of transactions, and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving Corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board after such merger.

     "HOLDER" means the Person in whose name this Warrant is registered on the books of the Corporation maintained for such purpose or the Person in whose name any Warrant Stock is registered on such books.

     "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

     "ORGANIC CHANGE" means any capital reorganization, reclassification, consolidation, merger, lease, or sale of all or substantially all of the Corporation's assets to another Person (other than a dissolution, liquidation or winding up of the Company as indicated in Section 5.1 above) which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

     "ORIGINAL WARRANTHOLDER" means Platinum or any Investor holding a Warrant.

     "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "MARKET PRICE" is being determined and the 20 consecutive business days prior to such day. The "MARKET PRICE" of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ System or reported by the National Quotation Bureau, Incorporated, the total consideration received by the Corporation (including interest) will be discounted at the prime rate of interest at the First National Bank of Chicago in effect at the time the note or obligation is deemed to have been issued. If at any other time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "MARKET PRICE" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the Warrants.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PLATINUM" means Platinum Venture Partners 1, L.P., a Delaware limited partnership.

     "REGISTRATION AGREEMENT" means the Registration Rights Agreement, of even date herewith, by and among the Corporation, Platinum and the Investors (as defined in the Registration

Agreement), as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES PURCHASE AGREEMENT" means the Series A Securities Purchase Agreement, of even date herewith, by and among the Corporation, Platinum and the Investors (as defined in the Securities Purchase Agreement), as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

     "SHAREHOLDERS' AGREEMENT" means the Shareholders' Agreement, of even date herewith, by and among the Corporation, the Investors (as defined in the Shareholders' Agreement) and the Management Stockholders (as defined in the Shareholders' Agreement), as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

     "SUBSIDIARY" means any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     "VOTING STOCK" of any Person means securities of any class or classes of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such Person.

     "WARRANTHOLDER" means a Holder of a Warrant.

     "WARRANTS" shall have the meaning set forth in the second paragraph of this Warrant.

     "WARRANT STOCK" means the shares of Common Stock purchased by the Warrantholders upon the exercise of the Warrants, including any such shares of Common Stock transferred to any transferee of such Warrantholder, other than a transferee who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1  Notices.  Notices and other communications provided for herein shall
          -------
be in writing and shall, unless otherwise expressly required, be given in the manner and with the effect provided in the Securities Purchase Agreement. In the case of the Holder, such notices and communications shall be addressed to his, her or its address as shown on the books maintained by the Corporation, unless the Holder shall notify the Corporation that notices and communications should be sent to a different address (or telecopy number), in which case such notices and communications shall be sent to the address (or telecopy number) specified by the Holder.

     7.2  Waivers; Amendments.  No failure or delay of the Holder in exercising
          -------------------
any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Corporation and the Warrantholders voting as a single class, entitling such Warrantholders to purchase a majority of the Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Corporation or any Subsidiary or Affiliate thereof); provided, however, that no such amendment, modification or waiver shall, without the written consent of each holder of Warrants whose interest might be adversely affected by such amendment, modification or waiver, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Article III, IV or V hereof. The provisions of the Securities Purchase Agreement, the Shareholders' Agreement and the Registration Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

     Any such amendment, modification or waiver effected pursuant to this Section or the applicable provisions of the Securities Purchase Agreement, the Shareholders' Agreement or the Registration Agreement shall be binding upon the holders of all Warrants and Warrant Stock, upon each future holder thereof and upon the Corporation. In the event of any such amendment, modification or waiver, the Corporation shall give prompt notice thereof to all Warrantholders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

     No notice or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances.

     7.3  Governing Law.  This Warrant shall be construed in accordance with and
          -------------
governed by the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

     7.4  Survival of Agreements; Representations and Warranties, etc.  All
          -----------------------------------------------------------
warranties, representations and covenants made by the Corporation herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant or any Warrant Stock is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     7.5  Covenants to Bind Successor and Assigns.  All covenants, stipulations,
          ---------------------------------------
promises and agreements in this Warrant contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

     7.6  Severability.  In case any one or more of the provisions contained in
          ------------
the Securities Purchase Agreement, the Shareholders' Agreement, the Registration Agreement or this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     7.7  Section Headings.  The section headings used herein are for
          ----------------
convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     7.8  No Rights as Stockholder.  This Warrant shall not entitle the
          ------------------------
Warrantholder to any rights as a stockholder of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                              Blue Rhino Corporation, a Delaware corporation


                              By:___________________________________________
                                 Billy Prim, Chief Executive Officer

Attest:

_______________________________________
S.H. Fogleman, III, Assistant Secretary

                              SUBSCRIPTION NOTICE

                   (To be executed upon exercise of Warrant)

To_________________:

[Choose one or both of first two paragraphs, as applicable]

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ________________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

     The undersigned hereby irrevocably elects to exercise the right of conversion represented by the attached Warrant for, and to convert thereunder, _______________ shares of Common Stock, as provided for therein.

     Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:

     If said number of shares shall riot be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated: ______________, 19__



                              _________________________________________________

_________________________
                              NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                                  ASSIGNMENT
                  (To be executed upon assignment of Warrant)

     For value received, ______________________________________ hereby sells, assigns and transfers unto the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney to transfer said Warrant on the books of Blue Rhino Corporation, with full power of substitution in the premises.



                              _________________________________________________

_______________________
                              NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant.

Dated: